SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1933

August 18, 2000

Date of Report (date of earliest event reported)

SERENA SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2755 Campus Drive, Third Floor

San Mateo, California 94403-2538

(Address of principal executive offices)

(650) 522-6600

(Registrant’s telephone number, including area code)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 2000, SERENA Software, Inc. acquired the StarTool technology pursuant to the StarTool Asset Purchase Agreement of such date. The transaction was initially reported on a Current Report on Form 8-K filed on September 5, 2000. This Amendment is being filed to amend Item 7(c) thereto as set forth below.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description

2.1**	StarTool ® Asset Purchase Agreement

**	Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions were omitted from this filing and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2004

SERENA SOFTWARE INC.

By:	/s/ ROBERT I. PENDER, JR.

Robert I. Pender, Jr. Vice President, Finance and Administration, Chief Financial Officer and Director

INDEX TO EXHIBITS

Exhibit Number	Description

2.1**	StarTool ® Asset Purchase Agreement

**	Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions were omitted from this filing and filed separately with the Securities and Exchange Commission.